================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      DAIRY MART CONVENIENCE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                      DAIRY MART CONVENIENCE STORES, INC.

Dear Dairy Mart Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. (the "Company") to be held at 10:00 a.m. (eastern time) on Thursday, June 25, 1998, at Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio. At the Annual Meeting, seven persons will be elected to the Board of Directors. The Company will also ask shareholders to amend the Company's 1995 Stock Option Plan. The Board of Directors recommends approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we request that you sign, date and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely yours,

                                            Dairy Mart Convenience Stores, Inc.

                                            Robert B. Stein, Jr.,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

May 29, 1998

                      DAIRY MART CONVENIENCE STORES, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 25, 1998

                         ------------------------------

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. (the "Company") will be held at the Company's offices, One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio, on Thursday, June 25, 1998 at 10:00 A.M., (Eastern time), for the following purposes:

          1. To elect seven members to the Board of Directors;

          2. To vote on a proposal to approve the Company's Amended and Restated 1995 Stock Option Plan including an increase in the number of shares of Common Stock for which awards may be granted from 650,000 shares to 1,150,000 shares; and

          3. To conduct such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            Robert B. Stein, Jr.,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

May 29, 1998

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AT THEIR EARLIEST CONVENIENCE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE MEETING AND VOTE THEIR SHARES IN PERSON.

                      DAIRY MART CONVENIENCE STORES, INC.

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson Ohio 44236 (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, June 25, 1998, and at any and all adjournments or postponements thereof. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. Directors, officers and some employees of the Company may solicit proxies personally or by telephone, without additional compensation. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about May 29, 1998.

     Shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), or Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with the Class A Common Stock, "Common Stock"), of the Company represented by properly executed proxies will be voted as directed on the proxy. Properly executed proxies containing no voting directions to the contrary will be voted for the election of the nominees named below. A proxy may be revoked at any time before it is voted at the Annual Meeting by notifying the Chief Financial Officer of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Annual Meeting. Attendance at the Annual Meeting will not by itself operate to revoke a proxy.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on May 15, 1998 as the record date for the determination of shareholders entitled to notice of this Annual Meeting, and only shareholders of record on that date will be entitled to vote at the meeting. As of May 15, 1998, 3,134,132 shares of Class A Common Stock were issued and outstanding and 1,528,049 shares of Class B Common Stock were issued and outstanding. Except with respect to the election of directors, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class B Common Stock having one vote per share and each share of Class A Common Stock having one-tenth of a vote per share. With respect to the election of directors, holders of Class A Common Stock are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number) to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. The holders of the Class B Common Stock have the right to elect the remaining directors to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the total number of outstanding shares of both classes of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of 5% or more of either class of Common Stock as of May 15, 1998. In preparing the following table, the Company has relied on information filed by such persons with the Securities and Exchange Commission ("SEC"), and in some cases, other information provided to the Company by such persons.

                                                        AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS   NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     CLASS
--------------   ------------------------------------   --------------------   ----------
Class B          DM Associates Limited Partnership            638,743(1)          41.8%
  Common Stock   300 Executive Parkway West
                 Hudson, Ohio

                 New DM Management Associates I               638,743(1)          41.8%
                 300 Executive Parkway West
                 Hudson, Ohio

                 Robert B. Stein, Jr.                         638,743(1)          41.8%
                 300 Executive Parkway West
                 Hudson, Ohio

                 Gregory G. Landry                            638,743(1)          41.8%
                 300 Executive Parkway West
                 Hudson, Ohio

                 James Wilen and Wilen Management             150,425(2)           9.8%
                 Corporation
                 2360 West Joppa Road
                 Suite 226
                 Lutherville, Maryland

                 Frank Colaccino                               78,682(3)           5.1%
                 360 Bloomfield Avenue
                 Suite 208
                 Windsor, Connecticut

                                                        AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS   NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     CLASS
--------------   ------------------------------------   --------------------   ----------
Class A          Triumph-Connecticut Limited                  765,000(4)          19.6%
  Common Stock   Partnership
                 60 State Street, 21st Floor
                 Boston, Massachusetts

                 The IDS Mutual Fund Group                    372,999(5)          10.6%
                 IDS Tower 10
                 Minneapolis, Minnesota

                 OKGBD & Co.                                  360,001(6)          10.3%
                 c/o Bankers Trust
                 P.O. Box 704
                 Church Street Station
                 New York, New York

                 James Wilen and Wilen Management             299,373(2)           9.6%
                 Corporation
                 2360 West Joppa Road
                 Suite 226
                 Lutherville, Maryland

                 William L. Musser, Jr. and                   250,000(7)           8.0%
                 New Frontier Capital, L.P.
                 919 Third Avenue
                 New York, New York

---------------
Notes to Table

(1) DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock representing approximately 41.8% of the issued and outstanding shares of Class B Common Stock, and 34.7% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is New DM Management Associates I ("DM Management I"), which is a general partnership. The general partners of DM Management I are Robert B. Stein, Jr., and Gregory G. Landry, each of whom owns 50% of the partnership interests of DM Management I.

    As the sole general partner of DM Associates DM Management I has the power to vote and dispose of the 638,743 shares of Class B Common Stock owned by DM Associates, subject to the required consent of a class of limited partners of DM Associates for sales of more than 360,000 shares. The partnership agreement of DM Management I provides that a majority of the partnership interests of DM Management I is required to vote the shares of Class B Common Stock owned by DM Associates.

    As the managing general partner of DM Management I, Mr. Stein has sole dispositive power with respect to the 638,743 shares owned by DM Associates, subject to the limitation described above. As general partners of DM Management I, Mr. Stein and Mr. Landry share voting power with respect to the 638,743 shares owned by DM Associates.

    The number of shares set forth in the table above does not include shares of Class A Common Stock that either of Messrs. Stein and Landry may beneficially own other than in their capacity as general partners of DM Associates I. See ITEM 1 -- ELECTION OF DIRECTORS -- Information Concerning Nominees and Certain Executive Officers.

(2) Two Schedules 13G were filed with the SEC by Wilen Management Corporation ("Wilen") and James Wilen, in his capacity as President and sole owner of Wilen, to report Wilen's beneficial ownership as an investment advisor to various clients, of shares of Class A and Class B Common Stock. The total of Class A and Class B Common Stock of 449,798 shares, represents approximately 9.6% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 9.8% of the total voting power of both classes of the Company's Common Stock.

(3) Frank Colaccino reported on a Schedule 13G filed with the SEC his beneficial ownership, as a private investor, of shares of Class B Common Stock. The 78,682 shares represent approximately 1.7% of the total number of issued and outstanding shares of both classes of the Company's Common Stock and approximately 4.3% of the total voting power of both classes of the Company's Common Stock.

(4) Triumph-Connecticut Limited Partnership ("Triumph"), Triumph's general partner, Triumph-Connecticut Capital Advisors, Limited Partnership ("TCCALP"), and TCCALP's general partners, Triumph-Capital Group, Inc., Fredrick W. McCarthy, Fredrick S. Moseley, IV, E. Mark Norman, Thomas W. Janes, John M. Chapman and Richard J. Williams, reported on a Schedule 13D filed with the SEC their shared beneficial ownership of currently exercisable warrants to purchase an aggregate of 765,000 shares of Class A Common Stock. If the 765,000 shares underlying the warrants were issued, they would represent approximately 14.1% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 4.0% of the total voting power of both classes of the Company's Common Stock.

(5) The IDS Mutual Fund Group, through nominees, holds currently exercisable warrants to purchase an aggregate of 372,999 shares of Class A Common Stock. If the 372,999 shares underlying the warrants were issued, they would represent approximately 7.4% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 2.0% of the total voting power of both classes of the Company Common Stock.

(6) OKGBD & Co. and its affiliates hold currently exercisable warrants to purchase an aggregate of 360,001 shares of Class A Common Stock. If the 360,001 shares underlying the warrants were issued, they would represent approximately 7.2% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 1.9% of the total voting power of both classes of Common Stock.

(7) New Frontier Capital, L.P., and William L. Musser, Jr., in his capacity as general partner of Founder Capital, L.P. (the general partner of New Frontier Capital, L.P.), reported on a Schedule 13D filed with the SEC its beneficial ownership, of 250,000 shares of Class A Common Stock. The 250,000 shares represent approximately 5.4% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 1.4% of the total voting power of both classes of the Company's Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Seven directors have been nominated for election at the Annual Meeting, to hold office until the next Annual Meeting and until the election and qualification of their successors. Pursuant to the Company's Certificate of Incorporation, two of the directors are to be elected by the holders of Class A shares (the "Class A Directors") and five of the directors are to be elected by the holders of Class B shares (the "Class B Directors"). The Board of Directors has nominated Albert T. Adams and Thomas W. Janes as Class A Directors and Frank
W. Barrett, J. Kermit Birchfield, Jr., John W. Everets, Jr., Gregory G. Landry, and Robert B. Stein, Jr. as Class B Directors. All of the nominees are currently serving on the Board. It is intended that proxies of the respective classes of shares will be voted in favor of all of these persons.

INFORMATION CONCERNING NOMINEES AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the ownership of the Common Stock and other matters with respect to the nominees, the executive officers listed in the Summary Compensation Table and all directors and executive officers as a group, as of May 15, 1998.

                                 SHARES (AND PERCENTAGE) OF COMMON STOCK
                                  BENEFICIALLY OWNED AS OF MAY 15, 1997                    PERCENT
                              ----------------------------------------------               OF TOTAL
                              DIRECTOR      CLASS B               CLASS A                   VOTING
         NAME (AGE)            SINCE      COMMON STOCK          COMMON STOCK                POWER
         ----------           --------    ------------          ------------               --------
CLASS B DIRECTORS
Frank W. Barrett (58).......    1983          1,250(*)              10,375(*)(1)              (*)
J. Kermit Birchfield, Jr.
  (58)......................    1996          2,000(*)               9,375(*)(2)              (*)
John W. Everets (52)........    1994         10,000(*)               7,875(*)(3)              (*)
Gregory G. Landry (40)......    1991        638,743(41.8%)         108,375(3.3%)(4)(5)       35.1%
Robert B. Stein, Jr. (40)...    1992        638,743(41.8%)         173,675(5.3%)(4)(6)       35.3%
CLASS A DIRECTORS
Thomas W. Janes (42)........    1995              0                769,375(19.7%)(7)(8)       4.0%
Albert T. Adams (47)........    1998              0                  5,000(*)                 (*)
NAMED EXECUTIVE OFFICERS
Scott A. Stein (39).........     N/A              0                 15,500(*)(9)              (*)
Michael L. Poole (51).......     N/A              0                  2,906(*)(10)             (*)
Robert J. Pietrick, Jr.
  (49)......................     N/A              0                  1,875(*)(11)             (*)
ALL DIRECTORS AND EXECUTIVE
OFFICERS
AS A GROUP
(19 persons)................     N/A        664,993(43.5%)       1,150,250(27.2%)(12)        40.0%

---------------

 (*) Owns less than 1% of the issued and outstanding class of Common Stock or of the total voting power.

 (1) Includes currently exercisable non-qualified stock options granted to Mr. Barrett to purchase 10,375 shares of Class A Common Stock.

 (2) Includes currently exercisable non-qualified stock options granted to Mr. Birchfield to purchase 4,375 shares of Class A Common Stock.

 (3) Includes currently exercisable non-qualified stock options granted to Mr. Everets to purchase 7,875 shares of Class A Common Stock.

 (4) Messrs. Stein and Landry are the general partners of DM Management I (described in footnote 1 to the Principal Shareholders table above). The shares of Class B Common Stock set forth in this table for Messrs. Stein and Landry include the shares beneficially owned by them in their capacity as general partners of DM Management I.

 (5) Includes currently exercisable incentive stock options granted to Mr. Landry to purchase 102,125 shares of Class A Common Stock.

 (6) Includes currently exercisable incentive stock options granted to Mr. Stein to purchase 147,500 shares of Class A Common Stock.

 (7) The shares of Class A Common Stock set forth in this table for Mr. Janes include the shares set forth for Triumph in the Principal Shareholders table above. Mr. Jane's pecuniary interest in the 765,000 shares is based upon his status as general partner of TCCALP, general partner of Triumph, the entity holding the shares, and is not discernible. Mr. Janes disclaims beneficial ownership of all shares other than those attributable to him as a general partner of TCCALP.

 (8) Includes currently exercisable non-qualified stock options granted to Mr. Janes to purchase 4,375 shares of Class A Common Stock.

 (9) Includes currently exercisable incentive stock options granted to Mr. Stein to purchase 15,500 shares of Class A Common Stock.

(10) Includes currently exercisable incentive stock options granted to Mr. Poole to purchase 2,500 shares of Class A Common Stock.

(11) Includes currently exercisable incentive stock options granted to Mr. Pietrick to purchase 1,875 shares of Class A Common Stock.

(12) Includes currently exercisable stock options granted to all directors and executive officers of the Company to purchase 337,438 shares of Class A Common Stock and currently exercisable Warrants to purchase 765,000 shares of Class A Common Stock.

NOMINEES FOR ELECTION AS DIRECTORS

     The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting.

          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS B DIRECTORS

FRANK W. BARRETT

     Mr. Barrett is Executive Vice President of Springfield Institution for Savings. He previously served as Senior Vice President for Bank of Ireland First Holdings, Inc. from September 1990 to December 1993, as Senior Vice President for Connecticut National Bank from May 1990 to September 1990, and as Senior Vice President for Shawmut Bank, N.A. from January 1988 to May 1990.

J. KERMIT BIRCHFIELD, JR.

     Mr. Birchfield is Chairman of the Board of Displaytech, Inc., a manufacturer of high resolution ferite liquid crystal. From June 1990 to November 1994 he served as Senior Vice President and General Counsel of M/A-COM, Inc., a telecommunications company. Mr. Birchfield is a member of the Board of Directors of HPSC, Inc., a provider of financing for the purchase of health care equipment, Intermountain Gas Company, Inc., an Idaho public utility company, and the Compass Funds group of MFS, Inc., a wholly-owned subsidiary of Sun Life of Canada, a registered mutual funds company.

JOHN W. EVERETS

     Mr. Everets has been Chairman of the Board and Chief Executive Officer of HPSC, Inc., a provider of financing for health care equipment, since July 1993 and has been a director of HPSC, Inc. since 1993. He was Chairman of the Board of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Mr. Everets is also a director of Eastern Company, a manufacturing company and Crown Northcorp, Inc., a real estate holding company.

GREGORY G. LANDRY

     Mr. Landry has served as Chief Financial Officer of the Company since August 1990 and was named Executive Vice President of the Company in April 1992. Mr. Landry joined the Company in October 1985 and served in various financial positions, including Treasurer. He is a certified public accountant and a member of the American Institute of Public Accountants.

ROBERT B. STEIN, JR.

     Mr. Stein was elected President of the Company in September 1994, Chief Executive Officer in June 1995 and Chairman of the Board of Directors in December 1995. He joined the Company in 1983 and served in various positions including Treasurer, General Manager of the Midwest Region, and Executive Vice President-Operations and Marketing.

          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS A DIRECTORS

ALBERT T. ADAMS

     Mr. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Greater Cleveland Roundtable and of the Western Reserve Historical Society and is a Vice President of the Harvard Business School Club of Northeastern Ohio. Mr. Adams is a director of Associated Estates Realty Corporation, Boykin Lodging Company, and Developers Diversified Realty Corporation.

THOMAS W. JANES

     Mr. Janes has been a Managing Director since 1990 of Triumph Capital Group, Inc., a firm engaged in investment banking and investment management. He is also a general partner of Triumph-Connecticut Capital Advisors, Limited Partnership, the general partner of Triumph-Connecticut Limited Partnership, and a limited partner of Triumph-California Advisors, L.P., the general partner of Triumph-California Limited Partnership.

EXECUTIVE OFFICERS

     Listed below are the names, positions and ages of the executive officers of the Company as of May 15, 1998. Each executive officer will serve until his successor is selected by the Board of Directors or until his earlier resignation or removal.

         NAME                                     POSITION                           AGE
         ----                                     --------                           ---
Robert B. Stein, Jr.       Chairman of the Board, President and Chief Executive
                           Officer                                                   40
Gregory G. Landry          Executive Vice President and Chief Financial Officer      40
Dale W. Fuller             Executive Vice President and Chief Administrative
                           Officer                                                   48
Michael L. Poole           Vice President, Construction and Planning                 51
Scott A. Stein             Vice President Management Information Systems             39
Dennis J. Tewell           Vice President Franchise Operations                       41
Alice R. Guiney            Vice President Human Resources                            44
Daniel W. Wallace          Vice President Corporate Store Operations                 49
Darrell J. Davis           Vice President Corporate Store Operations                 39
Susan D. Adams             Vice President Finance and Treasurer                      40
Jay E. Ross                Vice President, Marketing and Merchandising               45
Dale R. Valvo              Vice President Gasoline Operations                        48

ROBERT B. STEIN, JR.

     Mr. Stein was elected President of the Company in September 1994, Chief Executive Officer in June 1995 and Chairman of the Board of Directors in December 1995. He joined the Company in 1983 and served in various positions including Treasurer, General Manager of the Midwest Region, and Executive Vice President -- Operations and Marketing.

GREGORY G. LANDRY

     Mr. Landry has served as Chief Financial Officer since August 1990 and was named Executive Vice President of the Company in April 1992. Mr. Landry joined the Company in October 1985 and served in various financial positions, including Treasurer. He is a certified public accountant and a member of the American Institute of Public Accountants.

DALE W. FULLER

     Mr. Fuller was named Executive Vice President and Chief Administrative Officer in January 1998. Mr. Fuller is the former President and CEO of the Original Cookie Company, Inc. and Hot Sam Companies, Inc. During his 13-year tenure with these companies, Mr. Fuller also held various finance and management positions.

MICHAEL L. POOLE

     Mr. Poole was named Vice President Construction and Planning in April 1996. Prior to joining the Company, Mr. Poole was Director of Store Design and Construction for Crabtree and Evelyn, Ltd., in Woodstock, Connecticut, and Director of Design and Construction for Edison Brothers Stores, Inc., in St. Louis, Missouri. Prior to his position with Edison Brothers Stores, Mr. Poole was owner and President of The Poole Group, an architectural company.

SCOTT A. STEIN

     Mr. Stein was named Vice President Management Information Systems (MIS) in November 1994. Since joining the Company in September 1992, Mr. Stein has served as Director of Store Automation, MIS Director, and Vice President-Administration and MIS. From February 1989 to August 1992, Mr. Stein was Director of Open Systems Distributed Computing for Technology Investment Strategies Corporation, an information technology consulting company. Mr. Stein is the brother of Robert
B. Stein, Jr., President, Chief Executive Officer and Chairman of the Board.

DENNIS J. TEWELL

     Mr. Tewell was named Vice President Franchise Operations in November 1997. Mr. Tewell joined the former CONNA Corporation in 1985 and has served as Vice President Business Development, Vice President Store Operations, Director of Operations, Strategic Planning Coordinator in the Southeast Region, and special consultant for the Company's international operations in Europe.

ALICE R. GUINEY

     Ms. Guiney was named Vice President Human Resources in November 1996. Prior to joining the Company, Ms. Guiney directed corporate and field operational disciplines of human resources for Sunglass Hut International in Coral Gables, Florida. Ms. Guiney also held the positions of Director of Merchandising and Director of Administration during her tenure with Burdines Department Stores.

DANIEL W. WALLACE

     Mr. Wallace was named Vice President Corporate Store Operations in November 1997. During his tenure with the Company, Mr. Wallace has served as head of Midwest store operations, Director of Operations, Corporate Operations Coordinator for the Company's point-of-sale project, Division Manager, Supervisor, and Store Manager. Mr. Wallace was also a special consultant for the Company's international operations in France.

DARRELL J. DAVIS

     Mr. Davis was named Vice President Corporate Store Operations in November 1997. Mr. Davis joined Dairy Mart/CONNA in 1983 as a Regional Coordinator. During his career, he has been Associate Director of Property Development, Operations Specialist, Franchising Manager and Director of Operations. In 1994, he was named as head of operations in the Southeast region.

SUSAN D. ADAMS

     Ms. Adams was named Vice President Finance and Treasurer in December 1997. Prior to joining the Company, Ms. Adams served as Assistant Treasurer for Doubletree Corporation. She has also served as Assistant Treasurer for Circle K Corporation.

JAY E. ROSS

     Mr. Ross was named Vice President Marketing and Merchandising in November 1997. Prior to joining the Company, Mr. Ross was Vice President of Merchandising with Revco D.S., Inc. During his 28-year tenure with Revco, Mr. Ross served in numerous marketing and merchandising capacities.

DALE R. VALVO

     Mr. Valvo was named Vice President Gasoline Operations in April 1998. Prior to joining the Company, Mr. Valvo was General Manager Marketing-Southeast Business Unit for Fina Oil and Chemical Company. Mr. Valvo also served as President of Harken Marketing Company, a subsidiary of Harken Energy Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following executive officers and directors of the Company did not timely file with the SEC, on certain occasions, their reports on Forms 3, 4 or 5 to report changes in their beneficial ownership of the Company's Common Stock:
Robert J. Pietrick (one report for one transaction), Alice R. Guiney (one report for one transaction), Robert B. Stein (two reports for two transactions), Dennis
J. Tewell (one report for one transaction), Michael L. Poole (one report for one transaction), Gregory G. Landry (two reports for two transactions); Scott A. Stein (one report for one transaction); Darrell J. Davis (one report for one transaction); and Daniel W. Wallace (one report for one transaction).

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the 1998 fiscal year, the Board of Directors of the Company held six meetings. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which they were members.

     The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee and a Nominations Committee. The Audit Committee currently consists of Messrs. Barrett and Everets and is responsible for recommending the appointment of independent accountants and for reviewing the reports and expenses of the audits conducted by the Company's independent accountants. The Compensation and Stock Option Committee currently consists of Messrs. Barrett, Birchfield, and Everets, and is responsible for recommending the compensation to be paid to the Company's executive officers and for administering the Company's stock option plans. The Nominations Committee currently consists of Messrs. Birchfield, Everets and Janes, and is responsible for receiving and recommending to the Board of Directors the nominees for persons to serve as directors of the Company. During the 1998 fiscal year there were six meetings of the Compensation and Stock Option Committee, one meeting of the Audit Committee, and one meeting of the Nominations Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during the last fiscal year were Messrs. Barrett, Everets and Birchfield. None of these individuals was at any time during fiscal 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SHAREHOLDER NOMINATIONS OF DIRECTORS

     In addition to the right of the Board of Directors of the Company to make nominations of persons for election as Directors, nominations may be made at a meeting of shareholders by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with certain notice procedures set forth in the Company's Certificate of Incorporation. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

     The following table provides certain information for the Company's past three fiscal years regarding the cash and other compensation paid to, earned by, or awarded to those persons who, during the last fiscal year, served as the Company's Chief Executive Officer or in a similar capacity and were the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION(A)               AWARDS (B)
                                   -------------------------------------------   ------------
                                                                                  SECURITIES        ALL
                                                                  OTHER ANNUAL    UNDERLYING       OTHER
       NAME AND PRINCIPAL          FISCAL                         COMPENSATION     OPTIONS      COMPENSATION
            POSITION                YEAR     SALARY     BONUS         (C)            (D)            (E)
       ------------------          ------   --------   --------   ------------   ------------   ------------
Robert B. Stein, Jr.,               1998    $331,738   $ 80,000     $43,869             --         $9,126
President, Chief                    1997     282,700     22,500       1,412             --          9,435
Executive Officer and               1996     254,808    162,500          --         95,555          9,533
Chairman of the Board
Gregory G. Landry,                  1998     239,230     40,000       1,846             --          8,670
Executive Vice President            1997     226,346     18,900      47,795             --          8,670
and Chief Financial                 1996     214,038    131,500          --         55,332          8,670
Officer
Robert J. Pietrick, Jr.,(f)         1998     150,000     25,000          87             --             --
Former Vice President -- Business   1997      86,538         --          44          7,500             --
Development                         1996          --         --          --             --             --
Scott A. Stein,                     1998     124,231     25,000      71,114         10,000            246
Vice President -- Management        1997     113,077      9,000         774             --          1,216
Information Systems                 1996     100,098     15,000         926          5,000            173
Michael L. Poole,                   1998     111,346     25,000      14,016         15,000             --
Vice President -- Construction      1997      91,731         --       1,031          5,000             --
                                    1996          --         --          --             --             --

---------------

(a) Annual compensation does not include non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of each named executive officer.

(b) The Company did not grant any stock appreciation rights and make any long-term incentive plan payments during fiscal years 1998, 1997 or 1996.

(c) Other annual compensation for the following named executive officers includes the following amounts paid on behalf of, or received by, each officer (i) $42,915 in relocation expense for Mr. Robert Stein in fiscal year 1998, (ii) $46,488 in relocation expense for Mr. Landry in fiscal year 1997, (iii) $71,098 in relocation expense for Mr. Scott Stein in fiscal year 1998, and (iv) $13,982 in relocation expense for Mr. Poole in fiscal year 1998.

(d) The Company granted options to purchase shares of the Company's common stock to certain executive officers under the Company's 1995 Stock Option and Incentive Award Plan in fiscal year 1998. Scott A. Stein and Michael L. Poole were granted 10,000 and 15,000 options, respectively, to purchase the Company's Class A Common Stock.

(e) Includes amounts contributed for the benefit of the Company's executive officers to the Company's qualified profit sharing plan and premiums paid by the Company for split-dollar and life insurance for the benefit of certain executive officers during the applicable years. Company contributions to the qualified profit sharing plan for each of the 1998, 1997, and 1996 fiscal years, respectively, included $246, $555 and $645 for Robert B. Stein, Jr. and $246, $1,216 and $173 for Scott

    A. Stein. Premiums paid on split-dollar and life insurance for each of the 1998, 1997 and 1996 fiscal years, respectively, included $8,880, $8,880 and $8,888 for Robert B. Stein, Jr. and $8,670, $8,670 and $8,670 for Gregory G. Landry.

(f) Mr. Pietrick's employment with the Company was terminated as of March 6, 1998. The Company is making severance payments to Mr. Pietrick in the amount of six month's salary.

                 LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

     The table below provides certain information regarding stock awards granted during the Company's last fiscal year to the executive officers listed in the Summary Compensation Table above:

                                                        INDIVIDUAL GRANTS
                                                ----------------------------------
                                                 NUMBER OF SHARES     PERIOD UNTIL
                     NAME                               (A)            MATURATION
                     ----                       -------------------   ------------
                                                                       3 year
                                                                      vesting
Robert B. Stein, Jr...........................    100,000 Class A      rights
                                                                       3 year
                                                                      vesting
                                                  100,000 Class B      rights
                                                                       3 year
                                                                      vesting
Gregory G. Landry.............................     37,500 Class A      rights
                                                                       3 year
                                                                      vesting
                                                   37,500 Class B      rights
Robert J. Pietrick, Jr........................         --               --
Scott A. Stein................................         --               --
Michael L. Poole..............................         --               --

---------------

(a) The restricted shares will vest equally over a three-year period following the grant date, if the closing prices of the Company's Class A and Class B Common Stock, respectively, as reported on the American Stock Exchange
    (AMEX) achieves certain price targets over the stock price on the date of grant. The first target is the annual compound return (including dividends) of the Standard & Poor 500 Stock Index for the period commencing January 1, 1970 and ending December 31, 1996, compounded over the balance of the period during which the restricted shares may vest; the second target is 2/3 of such return, and the third target is 1/3 of such return. Dividends will not be paid on unvested restricted stock awards.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below provides certain information regarding stock options granted during the Company's last fiscal year to the executive officers listed in the Summary Compensation Table above:

                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                              ----------------------------------------------------------     VALUE AT ASSUMED
                              NUMBER OF                                                    ANNUAL RATES OF STOCK
                              SECURITIES    % OF TOTAL                                      PRICE APPRECIATION
                              UNDERLYING     OPTIONS                                          FOR OPTION TERM
                               OPTIONS      GRANTED TO    EXERCISE PRICE                            (C)
                               GRANTED     EMPLOYEES IN     PER SHARE       EXPIRATION     ---------------------
            NAME                 (A)       FISCAL YEAR         (B)             DATE           5%          10%
            ----              ----------   ------------   --------------   -------------   ---------   ---------
Robert B. Stein, Jr.........        --            --          $  --                   --    $   --      $   --
Gregory G. Landry...........        --            --             --                   --        --          --
Robert J. Pietrick, Jr......        --            --             --                   --        --          --
Scott A. Stein..............    10,000         8.00%           5.88        July 14, 2007     2,940       5,880
Michael L. Poole............    15,000        12.00%           5.88        July 14, 2007     4,410       8,820

(a) The options become fully exercisable over four years, with 25% of the shares subject to the option becoming exercisable on each anniversary of the option grant date. All options expire ten years from the date of grant, unless sooner terminated by, for example, the failure to exercise an option, to the extent it is then exercisable, before three months after termination of employment, except for termination in the case of death, in which case, the option is exercisable within one year from the date of death by the optionee's executor, administrator or personal representative, to the extent it is then exercisable.

(b) All options were granted at an exercise price per share equal to the fair market value of the Class A Common Stock on the date of grant, as quoted on the American Stock Exchange (AMEX).

(c) The amounts shown as potential realizable value illustrate what might be realizable upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the Company's stock. The values shown do not consider nontransferability, vesting on termination of the options upon termination of the options upon termination of employment.

                         FISCAL YEAR-END OPTION VALUES

     The table below sets forth information regarding stock options that were exercised during the past fiscal year, and unexercised stock options held as of January 31, 1998, by the executive officers listed in the Summary Compensation Table above:

                                                                               NUMBER OF
                                                                                 SHARES            VALUE OF
                                                                               UNDERLYING        UNEXERCISED
                                                                              UNEXERCISED        IN-THE-MONEY
                                                  NUMBER OF                    OPTIONS AT         OPTIONS AT
                                               SHARES ACQUIRED                   FY-END           FY-END (1)
                                               ON EXERCISE OF     VALUE     EXERCISABLE (E)/   EXERCISABLE (E)/
                    NAME                           OPTIONS       REALIZED   UNEXERCISABLE(U)   UNEXERCISABLE(U)
                    ----                       ---------------   --------   ----------------   ----------------
Robert B. Stein, Jr..........................       2,500        $ 5,625        123,611(E)         $133,573(E)
                                                                                 53,889(U)           34,761(U)
Gregory G. Landry............................       6,250         14,063         88,292(E)          101,364(E)
                                                                                 31,333(U)           20,297(U)
Robert J. Pietrick, Jr.......................          --             --          1,875(E)                0(E)
                                                                                  5,625(U)                0(U)
Scott A. Stein...............................          --             --         14,000(E)           16,693(E)
                                                                                 16,000(U)            6,018(U)
Michael L. Poole.............................          --             --          1,250(E)                0(E)
                                                                                 18,750(U)                0(U)

---------------

(1) Values are calculated for options "in the money" by subtracting the exercise price per share from the closing price per share of the applicable class of the Company's Class A and Class B Common Stock on January 31, 1998, which amounts were $4.19 and $4.38 per share, respectively. Certain of the executive officers have options to purchase shares of Common Stock at exercise prices greater than the fair market value of the applicable class of Common Stock as of January 31, 1998. Such options are not "in the money" and their value is, therefore, not disclosed above.

DIRECTORS' COMPENSATION

     Messrs. Barrett, Birchfield, Everets, Janes and Proctor each received Directors' fees of $17,500 for the fiscal year ended January 31, 1998. The annual fee for outside Directors for the 1998 fiscal year is $12,000 plus $1,000 for each regular or special meeting of the Board or Committee attended, plus $500 for telephonic meetings. The remaining Directors, who are employees of the Company, receive no Directors' fees. In addition to the foregoing fees, on February 1, 1998, Messrs. Barrett, Birchfield, Everets, Janes, and Proctor each received an option to purchase 3,000 shares of Class A Common Stock at $4.19 per share pursuant to the Company's 1995 Stock Option Plan for Outside Directors.

EMPLOYMENT AGREEMENTS

     In June 1995, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Stein and Landry. The Employment Agreements are initially for two (2) year terms, but such terms are automatically extended each year for an additional year unless the Company or the employee gives notice before February 28th of each year that it or he does not desire to have the term extended. Under the Employment Agreements, Messrs. Stein and Landry receive annual salaries that may be increased, but may not be decreased. In addition, the Employment Agreements provide that the Board of Directors, or a committee thereof, may award each employee annual bonuses if performance criteria to be determined by the Board are met.

     Under the Employment Agreements, if the employee's employment is terminated for any reason, other than by the Company without cause or by the employee for good reason, or as a result of death or disability, then the employee will receive his salary and bonus through the date of termination. If the employee dies or is disabled, he will also receive any additional benefits that are provided under the Company's death and disability programs in effect at the time of death or disability. In addition, if an employee is disabled and there is no disability program in effect or if an employee dies, then the employee's beneficiary will receive 100% of the employee's annual salary plus an amount equal to the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination.

     The Employment Agreements provide that if the employee's termination is by the Company without cause or by the employee for good reason, and not as a result of the employee's death or disability, the employee will receive his full salary and bonus through the date of termination. The amount of the employee's bonus will be the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination. The Agreements also provide that after such termination, each of Messrs. Stein and Landry will also receive a severance payment equal to two (2) times the sum of his full base salary and annual bonus. If any payment in connection with the termination of the employee's employment under the Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company will pay the employee an additional payment equal to the amount of any excise tax the employee incurs as a result of the employee's receipt of the additional payment.

                    COMPENSATION AND STOCK OPTION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee, which consists of Messrs. Everets, Chairman, Barrett and Birchfield, is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. This report addresses the compensation policies for the fiscal year 1998 for executive officers and in particular for Mr. Stein in his capacity as President, Chief Executive Officer and Chairman of the Board.

GENERAL COMPENSATION POLICY

     The objectives of the Company's executive compensation program are to:

     - Provide a competitive compensation package that will attract and retain superior talent and reward performance;

     - Support the achievement of desired Company performance; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of shares of the Company's Common Stock, thereby encouraging the achievement of superior results over an extended period.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined financial objectives of the Company and individual objectives; (iii) discretionary bonuses, which are granted under special circumstances; and (iv) long-term incentive compensation in the form of periodic stock option and restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

     The Committee performs annual reviews of executive compensation, during which the Committee reviews executive compensation packages of the Company compared with available information on other national and regional convenience store chains, including some, but not all, of the companies included in the Peer Group Index (defined below).

     In considering compensation of the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Company's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

     In determining compensation for the Company's executives for fiscal year 1998, the Committee took into account the Company's earnings. Although financial results for fiscal year 1998 were improved compared to fiscal year 1997, the Company did not return to profitability. The Committee also considered the need to retain talented executives in a competitive environment.

BASE SALARY

     The Committee reviews base salary levels for the Company's executive officers on an annual basis. In determining salaries, the Committee takes into consideration individual experience and performance, and comparable compensation data available on other national and regional convenience store chains. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience.

ANNUAL INCENTIVE BONUSES

     The Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to the attainment of financial targets, specifically pre-tax earnings and cash flow, the Company also awards bonuses based on various operational and strategic objectives geared to specific management groups (i.e., financial, management, information systems, construction, and marketing), and for Mr. Stein, individually.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee believes that an enhanced market value for the Company's shares of Common Stock should be a primary objective of senior management, and that stock option and restricted stock grant participation align executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Stein, who holds the positions of President, Chief Executive Officer and Chairman of the Board, was paid a base salary of $331,738 and a bonus of $80,000 during fiscal year 1998. In addition, Mr. Stein was granted 100,000 restricted shares of Class A Common Stock and 100,000 restricted shares of Class B Common Stock. Mr. Stein's salary was increased from fiscal year 1997 due to the Company's progress and his leadership during a challenging period of growth and change.

THE COMPENSATION AND STOCK OPTION COMMITTEE:

John W. Everets, Chairman
Frank W. Barrett
J. Kermit Birchfield, Jr.

                               PERFORMANCE GRAPH

     Until September 29, 1996, the Company's Common Stock was traded on the Nasdaq National Market under the symbols DMCVA and DMCVB. On September 30, 1996, the Company's Common Stock was listed on the American Stock Exchange under the symbol DMC.A and DMC.B, and trading of Common stock on the Nasdaq National Market was discontinued.

     The two graphs that follow compare the yearly percentage change in cumulative shareholder return on the Class A Common Stock over the past five years with the returns on both the NASDAQ Stock Market and the American Stock Exchange. The first graph compares the performance of the Class A Common Stock over the past five years with (i) the cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and (ii) a peer group index consisting of Nasdaq Stocks Standard Industry Codes 5400-5499 (food stores) ("Peer Group Index"). The two Nasdaq indices are included in accordance with the Commission's rules, which require that any indices included in last year's proxy statement be shown in the Performance Graph. The two Nasdaq indices will not be included in future proxy statements.

     The second graph compares the performance of the Class A Common Stock with
(i) the cumulative total return on the American Stock Exchange Stock Market (the "AMEX") and (ii) a peer group index consisting of AMEX Stocks Standard Industry Codes 5400-5499 (food stores) ("Peer Group Index").

     The figures presented below assume the reinvestment of all dividends into shares of Class A Common Stock on the dividend payment date and that $100 was invested in Class A Common Stock and in the Nasdaq Stock Market Index (U.S. Companies) and Peer Group Index on January 29, 1993, and held through January 30, 1998 (the end of the Company's most recent fiscal year).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

           PERFORMANCE GRAPH FOR DAIRY MART CONVENIENCE STORES, INC.

                                                                                           NASDAQ
                                                                                        STOCKS (SIC
                                                     DAIRY MART       NASDAQ STOCK      5400-5499 US
               MEASUREMENT PERIOD                   CONVENIENCE        MARKET (US        COMPANIES)
             (FISCAL YEAR COVERED)                  STORES, INC.       COMPANIES)       FOOD STORES
01/29/93                                                       100               100               100
02/26/93                                                    94.773             96.27             95.53
03/30/93                                                    84.643            98.465            96.171
04/30/93                                                    80.666            94.829            97.356
05/28/93                                                    81.746           100.491           103.049
06/30/93                                                    77.618           100.953           100.594
07/30/93                                                    96.886           101.073           103.531
08/30/93                                                    96.864           105.459           109.654
09/30/93                                                    96.732           109.462           106.515
10/29/93                                                    98.945           111.923           116.482
11/30/93                                                    95.818           108.587           110.461
12/30/93                                                   101.882           110.762           116.429
01/28/94                                                   108.934           114.408           110.426
02/28/94                                                   117.991           113.929           103.533
03/30/94                                                   112.967           107.091             94.53
04/29/94                                                   102.919           105.535            98.468
05/27/94                                                     88.81           105.486            95.971
06/30/94                                                    68.577           101.922           103.373
07/29/94                                                    67.605           104.013           101.391
08/30/94                                                    50.456           110.747           102.262
09/30/94                                                    51.438           110.361           101.332
10/28/94                                                    47.895             112.3           100.855
11/30/94                                                    59.505           108.797              98.5
12/30/94                                                    66.569           109.102            94.801
01/30/95                                                    63.531            109.24            90.593
02/28/95                                                    62.895           115.516            95.848
03/30/95                                                     61.41           118.869            92.467
04/28/95                                                    73.289           122.686            96.475
05/30/95                                                    80.548           124.964           103.214
06/30/95                                                    86.587           136.051           106.278
07/28/95                                                    76.517           146.644           109.464
08/30/95                                                   108.753           147.888           112.137
09/29/95                                                    94.646           152.439           111.578
10/30/95                                                   102.204             152.2           114.854
11/30/95                                                   105.743           155.124           116.946
12/29/95                                                    89.625           154.298           113.224
01/30/96                                                     97.16           153.786            105.86
02/29/96                                                    95.807           160.959           111.892
03/29/96                                                   100.552           161.493           120.031
04/30/96                                                    92.426           174.891           129.658
05/30/96                                                    95.987            181.44           126.512
06/28/96                                                    93.791           174.676           129.131
07/30/96                                                    89.877           157.856            130.21
08/30/96                                                    95.071           168.037           135.595
09/30/96                                                    89.533           180.891           140.863
10/30/96                                                    78.476           176.612           138.682
11/29/96                                                    78.984           189.951            139.59
12/30/96                                                    65.406           189.305           139.249
01/30/97                                                    91.545           201.731           138.734
02/28/97                                                    89.494           192.031           138.955
03/27/97                                                    75.467           183.654           138.151
04/30/97                                                    77.709           185.106           130.979
05/30/97                                                     95.57           206.092             139.3
06/30/97                                                    93.107           212.398           153.816
07/30/97                                                   100.634           233.882           153.186
08/29/97                                                     90.57           234.461           154.453
09/30/97                                                    88.474           248.332           162.103
10/30/97                                                    74.385           231.988            152.35
11/28/97                                                     71.98           236.657           162.976
12/30/97                                                    80.076             232.3           165.543
01/30/98                                                    68.173           240.341           168.929

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

           PERFORMANCE GRAPH FOR DAIRY MART CONVENIENCE STORES, INC.

                                                                                            AMEX
                                                                                        STOCKS (SIC
                                                     DAIRY MART        AMEX STOCK       5400-5499 US
               MEASUREMENT PERIOD                   CONVENIENCE        MARKET (US        COMPANIES
             (FISCAL YEAR COVERED)                  STORES, INC.       COMPANIES)       FOOD STORES
01/29/93                                                       100               100               100
02/26/93                                                    94.773            97.214            99.132
03/30/93                                                    84.643            99.612            106.63
04/30/93                                                    80.666            98.894           116.408
05/28/93                                                    81.746           102.481            119.43
06/30/93                                                    77.618           103.094           117.015
07/30/93                                                    96.886           104.666           121.254
08/30/93                                                    96.864           109.547           112.665
09/30/93                                                    96.732           112.052           109.472
10/29/93                                                    98.945           115.313           112.988
11/30/93                                                    95.818           110.422           108.727
12/30/93                                                   101.882           112.091           118.883
01/28/94                                                   108.934           114.201           113.082
02/28/94                                                   117.991           112.429           123.324
03/30/94                                                   112.967           106.075           110.848
04/29/94                                                   102.919           104.356           111.271
05/27/94                                                     88.81            104.71           104.896
06/30/94                                                    68.577           101.097             97.42
07/29/94                                                    67.605             104.7            98.679
08/30/94                                                    50.456           107.445           106.508
09/30/94                                                    51.438           109.691           109.111
10/28/94                                                    47.895           108.824           113.902
11/30/94                                                    59.505           104.145            110.79
12/30/94                                                    66.569           105.766           106.857
01/30/95                                                    63.531           107.941           111.084
02/28/95                                                    62.895           112.141           117.152
03/30/95                                                     61.41           113.612           117.666
04/28/95                                                    73.289           116.455           131.659
05/30/95                                                    80.548           119.492           140.805
06/30/95                                                    86.587           122.569           140.155
07/28/95                                                    76.517           128.487            154.78
08/30/95                                                   108.753           131.997           152.449
09/29/95                                                    94.646           134.976           156.454
10/30/95                                                   102.204           128.797           158.304
11/30/95                                                   105.743           133.617           162.605
12/29/95                                                    89.625           136.083           158.431
01/30/96                                                     97.16           135.491           163.581
02/29/96                                                    95.807           138.447            166.52
03/29/96                                                   100.552           139.726           167.388
04/30/96                                                    92.426           144.575           161.499
05/30/96                                                    95.987           149.266           175.833
06/28/96                                                    93.791            141.06           182.422
07/30/96                                                    89.877           129.389           174.194
08/30/96                                                    95.071           133.889            172.04
09/30/96                                                    89.533           137.554           174.203
10/30/96                                                    78.476           133.914           170.218
11/29/96                                                    78.984           140.373           172.499
12/30/96                                                    65.406           138.396           178.049
01/30/97                                                    91.545           141.579           172.354
02/28/97                                                    89.494           144.066           167.911
03/27/97                                                    75.467           139.361           166.816
04/30/97                                                    77.709           132.971           165.661
05/30/97                                                     95.57           146.338           170.684
06/30/97                                                    93.107           151.406           169.034
07/30/97                                                   100.634           157.596           171.543
08/29/97                                                     90.57           159.604           169.284
09/30/97                                                    88.474           172.484           169.626
10/30/97                                                    74.385           164.785           159.916
11/28/97                                                     71.98           166.319           176.017
12/30/97                                                    80.076           171.243           177.088
01/30/98                                                    68.173            169.85           169.744

                                  PROPOSAL TWO

                      PROPOSED AMENDMENTS TO THE COMPANY'S
                             1995 STOCK OPTION PLAN

GENERAL

     The Board has approved amendments (the "Amendments") to the Company's 1995 Stock Option Plan (the "Stock Option Plan") to increase the number of shares for which options, restricted stock grants and stock appreciation rights may be granted under the Stock Option Plan by 500,000, or from 650,000 to 1,150,000. In addition, certain amendments are being proposed so that the plan complies with
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). These amendments confer the final authority to make awards under the stock option plan in a Compensation Committee comprised of "outside directors," as defined in the Code, and establishes a maximum of 200,000 awards that can be granted to an individual in any calendar year.

     The Board believe the increase in the number of shares for which options may be granted under the Stock Option Plan is necessary to have sufficient options available for grants of awards to officers and other key employees as determined by the Compensation Committee, as virtually all of the awards authorized under the plan have been granted. In the event that shareholders do not ratify the Amended and Restated 1995 Stock Option Plan, the plan and the grants made thereunder will continue to remain outstanding. However, the Company may lose certain tax benefits under Section 162(m), including the deductibility of all or a portion of the value of awards made thereunder to certain executive officers. A copy of the Stock Option Plan, as amended, is attached as Exhibit A, and the description of the Stock Option Plan is qualified in its entirety by reference to Exhibit A.

     Although stockholder approval of the Amendments is not otherwise required, such approval is required under the terms of the Stock Option Plan and is being sought in order to: (i) allow certain options granted under the terms of the Stock Option Plan to qualify as incentive stock options under the Code; and (ii) permit options granted under the Stock Option Plan to qualify as "performance based compensation" for purposes of Section 162(m) of the Code.

     The Compensation Committee (the "Committee") of the Board administers the Stock Option Plan. Incentive stock options and stock awards may be granted under the Stock Option Plan at any time until the expiration of the Stock Option Plan on January 10, 2006. The maximum number of options that may be granted pursuant to the Stock Option Plan, as amended, is 1,150,000.

STOCK OPTIONS

     The Committee may grant Stock Options that either (i) qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the Code, (ii) do not so qualify ("Non-Qualified Stock Options"), or (iii) both. To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Options will be evidenced by the execution of a Stock Option Agreement in the form approved by the Committee.

     The option price per Common Share under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the Common Shares at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the Common Shares at the date of grant in the case of participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% owner").

     The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date the option is granted, or, with respect to Incentive Stock Options, five years in the case of a 10% owner. No individual may be granted awards representing more than 200,000 shares in any calendar year.

     The Committee will determine the time or times at which, and the conditions under which, each Stock Option may be exercised. Generally, options will not be exercisable prior to six months following the date of grant. No Stock Options are transferable by optionee (other than transfer to an optionee's family members in certain circumstances) other than by will or by the laws of descent and distribution and all Stock Options are exercisable, during the optionee's lifetime, only by or on behalf of the optionee or permitted transferees.

     Unless otherwise determined by the Committee at or after the time of grant, after any termination of an optionee's employment by reason of disability or death, a Stock Option held by that optionee will become immediately and automatically vested and may be exercised for a period of one year from the time of death or termination due to disability or on such accelerated basis as may be determined by the Committee. In no event, however, will any stock Option be exercisable after the expiration of the option period for such Option.

     Unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment terminates for any reason other than death or disability, a Stock Option held by that optionee, which has previously vested, may be exercised for a period of three months from the time of termination.

     Unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment terminates due to normal or early retirement, a Stock Option held by that optionee will become immediately and automatically vested and may be exercised for a period of one year from the time of retirement.

     No cash consideration will be received by the Company for granting options under the Stock Option Plan. Options will be granted in consideration of the services rendered or to be rendered to the Company by the employees receiving the options.

     Options have in the past and the Company anticipates that in the future options will be granted to certain officers, directors, and other key employees of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. As of January 31, 1998, options to purchase approximately 200,000 shares had been granted under the Stock Option Plan, 33,125 of which were currently exercisable. As of January 31, 1998, 9 executive officers and 12 non-executive officers had been granted options. Any shares not purchased under an option which has terminated or lapsed may be used for the further grant of options under the Stock Option Plan.

INCENTIVE STOCK AWARDS

     The Committee may grant Incentive Stock Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Incentive Stock Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards. The Committee may condition Awards of Incentive Stock Award Shares on the attainment of performance goals or such other factors as the Committee may determine. If a participant's employment by the Company terminates by reason of death or disability, the Committee may determine to what extent any shares held by such participant pursuant to an Incentive Stock Award shall thereafter vest or any restriction shall lapse. The Committee shall have the discretion to determine the form in which payment of the Incentive Stock Award shall be made (i.e., in cash, in shares , or in any combination thereof).

     As of January 31, 1998, approximately 407,500 shares had been granted under the Stock Option Plan pursuant to Incentive Stock Awards, of which none are currently exercisable. As of January 31, 1998, 9 executive officers and 2 current and former employees had been granted Incentive Stock Awards. Any shares granted pursuant to Incentive Stock Awards which had not vested under a grant may be used for the further grant of Incentive Stock Awards or options under the Stock Option Plan.

STOCK APPRECIATION RIGHTS

     The Committee shall determine the participants to whom and the time or times at which grants of Stock Appreciation Rights ("SARs") will be made and the other terms and conditions thereof. Any SAR granted under the Stock Option Plan shall be in such form as the Committee may from time to time approve, either in tandem with an Option or alone. SARs generally entitle the holder to receive an amount in cash or Common Shares (as determined by the Committee) equal in value to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the per share exercise price of the related Stock Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR. Upon exercise of an SAR and surrender of the related portion of the underlying Stock Option, the related Stock Option is deemed to have been exercised. SARs will be exercisable only to the extent that the Stock Options they relate to are exercisable; provided that an SAR granted to a participant who is subject to Section 16(b) will not be exercisable at any time prior to six months and one day from the date of grant, except in the event of death of the holder. SARs shall be transferable and exercisable to the extent and under the same conditions as the underlying Stock Option.

     As of January 31, 1998, no SARs had been granted.

FEDERAL TAX CONSEQUENCES

     With respect to incentive stock options granted with an exercise price not less than fair market value, in general, for federal income tax purposes under present law:

          (i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the optionee; however, the excess of the fair market value of the Common Shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the Common Shares acquired upon exercise of the Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

          (ii) If the Common Shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Option is granted or one year from the date on which such Common Shares are transferred to the optionee, capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the exercise price.

          (iii) Except as provided in (v) below, if the Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the Common Shares to the optionee (a "disqualifying disposition"):

             (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the Common Shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

             (b) Short-term, mid-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Common Shares at the time of such exercise.

             (c) Short-term, mid-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

          (i) No deduction will be allowed to the Company with respect to Incentive Stock Options granted or Common Shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

          (ii) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received by the optionee does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered by the optionee, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time; such excess Common Shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Option relating to the surrendered Common Shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the Common Shares surrendered over the basis of such Common Shares. If any of the Common Shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the Common Shares with a zero basis.

     With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

          (i) The grant of a Nonqualified Stock Option, by itself, does not result in income to the optionee.

          (ii) Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Common Shares on the date of exercise over the option price.

          (iii) Except as provided in (v) below, the tax basis of the Common Shares acquired upon exercise of a Nonqualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the Common Shares on the date of exercise.

          (iv) No deduction is allowable to the Company upon the grant of a Nonqualified Stock Option but, upon the exercise of a Nonqualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Option if the Company deducts and withholds appropriate federal withholding tax.

          (v) With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the optionee in the Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess Common Shares; the tax basis of such excess Common Shares will be equal to the fair market value of such Common Shares at the time of exercise; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee.

The Company is no longer entitled to deduct annual remuneration in excess of $1 million (the "Deduction Limitation") paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limitation, including an exception for performance-based compensation. Thus, unless options granted under the Award Plan satisfy an exception to the Deduction Limitation, the Company's deduction with respect to Nonqualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limitation.

     Under Treasury Regulations, compensation attributable to a stock option is deemed to satisfy the performance-based compensation exception if:

         the grant is made by the compensation committee; the plan under which the option is granted states the maximum number of shares which respect to which options may be granted during a specified period to any employee; and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.

     With respect to SARs, no income will be realized by an optionee in connection with the grant of an SAR. When the SAR is exercised, the optionee will generally be required to recognize as ordinary income in the year of exercise an amount equal to the sum of the cash and the fair market value of any shares received. The optionee's employer will be entitled to a deduction at the time in an amount equal to the amount included in such optionee's ordinary income by reason of the exercise, provided applicable withholding and reporting requirements are satisfied. If the optionee receives shares upon the exercise of an SAR, the post-exercise appreciation (or depreciation) will be treated as a capital gain (or loss) in the same manner as discussed above with respect to Nonqualified Stock Options.

     A recipient of a Restricted Stock Award generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Restricted Stock at the time such shares are transferable or not subject to a substantial risk of forfeiture over the consideration, if any, paid for the stock. However, within thirty days of the date of grant, a recipient may elect under Section 83(b) of the Code to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock on such date (determined without regard to any restrictions other than restrictions which will never lapse) over the consideration paid for such Restricted Stock. With respect to the sale of shares after they have become transferable or no longer subject to a substantial risk of forfeiture, unless the recipient makes an election under Section 83(b), the holding period to determine whether the recipient has long-term, mid-term or short-term capital gain or loss generally begins when the shares are transferable or no longer subject to a substantial risk of forfeiture, and the tax basis for such shares generally will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). If the recipient makes an election under Section 83(b) of the Code, the holding period will begin on the date the shares are received and the tax basis will be equal to the fair market value of the shares on such date. The recipient's employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, provided applicable withholding and reporting requirements are satisfied.

     If Proposal Two is approved by the shareholders and a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code makes the grants, the Company's deduction with respect to options granted under the Award Plan would not be subject to the Deduction Limitation.

     The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this Proxy Statement. The actual federal, state, local, and foreign tax consequences to the optionee may vary depending upon his particular circumstances.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the outstanding Common Stock is required for approval of this proposal.

     The Board recommends that the stockholders vote FOR this proposal to amend the 1995 Stock Option Plan.

                              CERTAIN TRANSACTIONS

STOCK OWNED BY DM ASSOCIATES

     DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 41.8% of the issued and outstanding shares of Class B Common Stock, and 34.7% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is New DM Management I, which is a general partnership. The general partners of New DM Management I are Robert B. Stein, Jr., a Director and the Chairman of the Board, Chief Executive Officer and President of the Company, and Gregory G. Landry, a Director and the Executive Vice President and Chief Financial Officer of the Company.

     In March 1992, DM Associates financed part of the purchase of its 1,858,743 shares of Class B Common Stock by obtaining a $7,100,000 loan (the "Limited Partnership Loan") from the Connecticut Development Authority ("CDA"). The Limited Partnership Loan was secured by DM Associates' collateral pledge of 1,220,000 shares of the Class B Common Stock owned by DM Associates. In September 1994, FCN Properties Corporation, a corporation owned and controlled by Charles Nirenberg, a former shareholder, Director and executive officer of the Company, purchased all of the CDA's right, title and interest in and to the Limited Partnership Loan. In December 1995, FCN Properties Corporation sold the Limited Partnership Loan to the Company. The Limited Partnership Loan became due and payable in full on July 31, 1997. DM Associates failed to pay the Limited Partnership Loan and in accordance with the loan agreement, the Company took possession and title to the 1,220,000 shares of Class B Common Stock, without waiving any deficiency. At the same time, the Company made demand upon DM Associates for all assets other than the non-recourse assets (defined below). Upon the Company taking title to and possession of the 1,220,000 shares of Class B Common Stock, such shares became treasury shares. DM Associates continues to hold 638,743 shares of Class B Common Stock, which, together with any proceeds therefrom, are defined under the agreements governing the Limited Partnership Loans as non-recourse assets and not available to the Company to satisfy DM Associates' obligation under the Limited Partnership Loan.

     On December 12, 1997, the partners in DM Associates entered into a third amendment to the partnership agreement (the "Amendment"). The Amendment was executed by New DM Management I, HNB Investment Corp., the Class A limited partner of DM Associates (the "Class A Limited Partner"), and the Company, as the Class B limited partner of DM Associates.

     The Amendment extends the term of DM Associates to December 12, 2002, subject to earlier dissolution pursuant to the terms of the partnership agreement of DM Associates, as amended through the date of the Amendment. The Amendment also provides the Class A Limited Partner with the right during specified periods to cause the securities held by DM Associates to be valued by an independent investment banking firm and, in the discretion of the Class A Limited Partner, sold at such appraised value or at such other amount as the Class A Limited Partner may determine, with the Company (or its designee) and New DM Management I (or its designee) and Mr. Stein and Mr. Landry (or their designees) having a first right to purchase the shares at their appraised value or such lower amount that may be offered by a third-party unaffiliated buyer. The Amendment also provides that for a one-year period following any dissolution of DM Associates and the resulting distribution of the securities held by DM Associates to the Class A Limited Partner (or its designee), New DM Management I will have a right of first refusal with respect to any sale of such shares by the Class A Limited Partner (or its designee). The Company also amended its Preferred Stock Purchase Plan (the "Plan") to provide that none of the Class A Limited Partner, any purchaser of the shares held by DM Associates in accordance with the terms of the Amendment, or any transferee of the Class A Limited Partner or any such purchaser will be deemed to be an

"Acquiring Person" as defined in the Plan. The Company also agreed in the Amendment not to further amend the Plan or adopt any successor plan or amendment to its certificate of incorporation or by-laws that would (i) impair or restrict the ability of DM Associates to sell its securities pursuant to the Amendment,
(ii) dilute or adversely affect the voting rights of the securities held by DM Associates or (iii) otherwise frustrate the terms of the Amendment.

                         REQUIRED VOTES OF SHAREHOLDERS

     Under Delaware law and pursuant to the Company's Bylaws, the presence in person or by proxy of the holders of a majority of the voting power of both classes of Common Stock entitled to vote at the Annual Meeting is necessary for a quorum to transact business for matters as to which both classes of Common Stock vote together. With respect to matters as to which each class of Common Stock is entitled to vote separately, including the election of Directors by the respective classes, the presence in person or by proxy of the holders of one-third of the shares of Common Stock of the applicable class is necessary for a quorum to transact such business. In order for the nominees to be elected as Directors by the shareholders of their respective classes of Common Stock, the affirmative vote of a plurality of the Common Stock of the applicable class present in person or by proxy is necessary. The Company intends to appoint an independent person to act as an inspector of elections at the Annual Meeting who will be responsible for counting the votes.

                             SHAREHOLDER PROPOSALS

     If a shareholder desires to present a proposal for inclusion in next year's Proxy Statement relating to the 1999 Annual Meeting of the Shareholders of the Company, such shareholder must submit such proposal in writing to: Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio 44236, Attention: Gregory G. Landry, Executive Vice President and Chief Financial Officer, within a reasonable time prior to next year's Annual Meeting, which is currently planned for June 1999.

                                    GENERAL

     The Company's Annual Report to Shareholders contains financial statements for the fiscal year ended January 31, 1998, as well as other information concerning the operations of the Company.

     The Company is not aware of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Shareholders, which will be presented at the Annual Meeting. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted thereon in accordance with the best judgment of the person or persons voting such proxies.

                      DAIRY MART CONVENIENCE STORES, INC.
                              AMENDED AND RESTATED
                   1995 STOCK OPTION AND INCENTIVE AWARD PLAN

     Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company") sets forth herein the terms of this Amended and Restated 1995 Stock Option and Incentive Award Plan (the "Plan") as follows:

1. PURPOSE

     The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Company or its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except (i) to the extent that any such Option would exceed the limitations set forth in Section 7 below: and (ii) for Options specifically designated at the time of grant as not being Incentive Stock Options ("Non-Qualified Options"). Options granted to eligible individuals may be accompanied by stock appreciation rights ("SARs"), as defined in Section 11, below.

2. ADMINISTRATION

     (a) Committee. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any of its subsidiaries, and each of whom shall quality in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to this Plan and an "outside director" under the Code. The Committee shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or under any Option, SAR or incentive stock award (collectively, "Award") granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Award granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the plan or of any Award granted or Option Agreement entered into hereunder shall be final and conclusive. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Certificate of Incorporation and By-Laws, and with applicable law. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

     (b) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the plan or any Award granted or Option Agreement entered into hereunder.

     (c) Action by the Board. The Board may act under the Plan with respect to any Award granted to or Option Agreement entered into with an officer, director or shareholder of the Company who is subject to Section 16 of the Exchange Act other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2(b) above, only if all of the members of the Board are "disinterested persons" as defined in Rule 16b-3 of the Securities and "outside directors" as defined by the Code.

3. STOCK SUBJECT TO PLAN

     The stock that may be issued pursuant to Awards granted under the Plan shall be shares of Class A Common Stock or Class B Common Stock, par value $0.01 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized by unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate 1,150,000 shares. The foregoing numbers of shares are subject to adjustment as provided in Section 19 below. If any Award expires, terminates or is terminated or canceled for any reason prior to exercise (in the case of Options or SARs) in full, or if shares of Stock are not ultimately issued pursuant to an award for any reason, the shares of Stock that were subject to the unexercised portion of such Option or SAR, or the unissued shares that were subject to the award, shall be available for future Awards granted under the Plan and such number of shares shall be restored to the number of shares available for issuance under Awards granted, except that such shares shall not be so available whenever an Option has been surrendered as a result of the exercise of the related SAR.

4. ELIGIBILITY

     (a) Employees. Awards may be granted under the Plan to any employee of the Company or an "subsidiary" (as such term is defined in Section 424(f) of the Code, "Subsidiary"), including any such employee who is an officer or director of the Company or any subsidiary, as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan.

     (b) Multiple Grants. An individual may hold more than one Option or SAR, subject to such restrictions as are provided herein.

     (c) Maximum Grant. An individual may not receive a grant of more than 200,000 options, restricted shares, or SARs, or any combination thereof, during any calendar year.

5. EFFECTIVE DATE AND TERM OF THE PLAN

     (a) Effective Date. The Plan shall be effective as of the date of adoptions by the Board (the "Effective Date"), subject to approval of the Plan within one year of the Effective Date by the holders of a majority of the voting power of the Class A and Class B Common Stock of the Company, present in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year of the Effective Date, any Awards granted hereunder shall be null and void and of no effect.

     (b) Term. The Plan shall terminate on the date that is ten years from the Effective Date.

6. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Company may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the

Committee may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.

7. LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option (other than a Non-Qualified Option) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of
Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9. OPTION PRICE

     The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Committee and stated in each Option Agreement. The Option Price for Incentive Stock Options be not less than the greater of par value or 100 percent of the fair market value of a share of the applicable class of Stock on the date the Option is granted (as determined in good faith by the Committee); provided, however, that if the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an Incentive Stock Option for any such Optionee shall be not less than the greater of par value or 110 percent of the fair market value of a share of the applicable class of Stock on the date such Option is granted. The Option Price for Non-Qualified Options may be set by the Committee at not less than 85 percent of the fair market value of the applicable class of Stock on the Date of grant. If the applicable class of Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the applicable class of Stock, the Committee shall use the closing price of the applicable class of Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately before the Option is granted (or, if there is not such closing price, then the Committee shall use the mean between the high and low prices on such date), or, if no sale of the applicable class of Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

10. TERM AND EXERCISE OF OPTIONS

     (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted; provided, however, that if the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of

Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     (b) Option Period and Limitations on Exercise. Each Option granted to persons shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5 above.

     (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares and class with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Except as provided in the next following sentence, payment in full of the Option Price of the shares for which the Option is being exercised shall accompany the written notice of exercise of the Option and shall be made either (i) in cash; (ii) through the tender to the Company of shares of the Company's Class A or Class B Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise;
(iii) the delivery to the Company of a written statement of an election to make a cashless exercise, in which case the number of shares to be transferred to the holder pursuant to the exercise of the Option shall be reduced by a number of shares having a fair market value (determined in the manner described in Section 9 above) equal to the exercise price of the Option or portion thereof being exercised; or (iv) by a combination of the methods described in (i) and (ii); provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Unless the Committee shall provide otherwise in an Option Agreement, payment in full of the Option Price need not accompany the written notice of exercise, provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no effect. Promptly after the exercise of an Option and Payment in full of the Option Price for the shares covered, the individual shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchase pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Notice of Restrictions on Transfer of Stock. The Option Agreement to be delivered in connection with an Option grant hereunder will contain language (i) in the event the Option is an Incentive Stock Option, regarding the applicable holding periods for the stock subject to the Option in order to qualify as an Incentive Stock Option under the Code and (ii) that if an Option is exercised prior to the date that is six months from the later of (A) the date of grant of the Option or (B) the date of shareholder approval of the Plan, and the individual exercising the Option is a reporting person under Section 16(a) of the Exchange Act, then in order to qualify for exemptive treatment under Section 16(a), the holder may not transfer the stock received pursuant to the exercise of such Option until the expiration of six months from the later of the date specified in clause (A) above or the date specified in clause (B) above.

11. STOCK APPRECIATION RIGHTS (SARS)

     (a) In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee rights
(SARs) to surrender to the Company, in whole or in part, either in tandem with an Option or alone and unrelated to an Option, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the fair market value of the shares of the applicable class of Stock (i) subject to such Option if in tandem with an Option or (ii) set forth in the agreement evidencing the SAR, or portion thereof, so surrendered (determined in the manner described in Section 9 above as of the date the SARs are exercised) over the Option Price of such shares or the exercise price set forth in the SAR Agreement. Such payment may be made, as determined by the Committee in accordance with Sections 11(d) and 11(e) below and set forth in the Option Agreement, either in shares of Stock or in cash or in any combination thereof, if the SAR is in tandem with an Option, or in cash if the SAR is not in tandem with an Option. All SARs granted in tandem with an Option shall be evidenced by provisions in the Option Agreement pertaining to the related Option, which provisions shall comply with and be subject to the terms and conditions set forth in this Section 11. SARs not in tandem with Options will be evidenced by an SAR Agreement which shall comply with and be subject to the terms and conditions set forth in this Section 11.

     (b) Grant. Each SAR granted in tandem with an Option shall relate to a specific Option granted under the Plan and shall be awarded to the Optionee concurrently with the grant of such Option pursuant to Section 6 above. SARs not in tandem with an Option shall be separately granted and evidenced by an SAR Agreement. The number of SARs granted to an Optionee shall be equal to the number of shares of Stock which such Optionee is entitled to purchase pursuant to the related Option or as set forth in the SAR Agreement. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised for Stock or cash under the provisions of the Option Agreement pertaining to the related Option or the SAR Agreement, and (ii) the number of shares of Stock purchased pursuant to the exercise of the related Option, if applicable.

     (c) Exercise. SARs that are exercisable hereunder and under the Option Agreement may be exercised by delivering to the Company on any business day, at its principal office, addressed to the attention of the Committee, written notice of exercise, which notice shall specify the number of SARs being exercised. The date upon which such written notice is received by the Company shall be the exercise date of the SARs. Except to the extent that SARs are exercised for cash as provided in Section 11(e) below, the individual exercising SARs shall receive, without payment therefor to the Company, the number of shares of Stock determined under Section 11(d) below. Promptly after the exercise of SARs, the individual exercising the SARs shall be entitled to the issuance of a Stock certificate or certificates evidencing ownership of such shares. An individual holding or exercising SARs shall have none of the rights of a shareholder with respect to any shares of Stock covered by the SARs until shares of Stock are issued to him or her, and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Number of Shares. The number of shares of Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date exceeds the Option Price of the related Option, by (ii) the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date of the SARs; provided, however, that no fractional share shall be issued on exercise of SARs, and that cash shall be paid by the Company to the individual exercising SARs in lieu of any such fractional share.

     (e) Exercise of SARs for Cash. All SARs granted no in tandem with Options shall be settled in cash. The Committee shall have sole discretion to determine whether, and shall set forth in the Option Agreement pertaining to the related Option the circumstances under which, payment in respect of SARs in tandem with Options granted to any Optionee shall be made in shares of Stock, or in cash, or in a combination thereof. Promptly after the exercise of an SAR for cash, the individual exercising the SAR shall receive in respect of said SAR an amount of money equal to the difference between the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date and the Option Price of the related Option.

     (f) Limitations. SARs shall be exercisable at such times and under such terms and conditions as of the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreements pertaining to the related Options or the SAR Agreement; provided, however, that an SAR granted in tandem with an Option may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised; and provided, further, that an SAR may be exercised only at such times as the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date exceeds the Option Price of the related Option. Adjustments in the number, kind or Option Price of shares of Stock for which Options are granted pursuant to Section 19 below shall also be made as necessary to the related SARs held by each Optionee. Any amendment, suspension or termination of the Plan pursuant to Section 18 below shall be deemed an amendment, suspension or termination of SARs to the same extent.

12. TRANSFERABILITY OF OPTIONS OR SARS

     During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option or SAR. No Option or SAR shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

13. TERMINATION OF EMPLOYMENT

      Employees. Upon the termination of the employment of an Optionee with the Company or a Subsidiary, other than by reason of the death or "permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option or SAR granted to an optionee pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement,that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in the event of termination of service or employment of the Optionee with the Company or a Subsidiary, exercise an Option or SAR, in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of service or employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Company or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with or in the service of the Company or any Subsidiary.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     (a) Death of an Employee. If an Optionee dies while in the employ or service of the Company or a Subsidiary or within the period following the termination of employment or service during which the Option or SAR is exercisable under Section 13 above or Section 14(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option or SAR held by such Optionee at the date of such Optionee's death, whether or not such Option or SAR was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement, that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option or SAR (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above.

     (b) Disability of an Employee. If an Optionee's employment or service with the Company or a Subsidiary is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) or Section 11(f) above), at any time within one year after such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, to exercise in whole or in part, any Option or SAR held by such Optionee at the date of such termination of service or employment, whether or not such Option or SAR was exercisable immediately prior to such termination of service or employment; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in the event of the termination of service or employment of the Optionee with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option or SAR, in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above. Whether a termination of service or employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

15. INCENTIVE STOCK AWARDS

     (a) Grant of Incentive Stock Awards. Subject to the provisions of this
Section 15, the Committee may form time to time determine those individuals eligible pursuant to Section 4 above to whom incentive stock awards ("Incentive Stock Awards") shall be granted and the amount and terms and conditions of such Incentive Stock Awards.

     (b) Terms and Conditions of Incentive Stock Awards. Each grant of an Incentive Stock Award shall be evidenced by a written agreement (an "Incentive Stock Award Agreement") which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

          (1) Amount of Award. Each Incentive Stock Award Agreement shall state the number and class of shares of Common Stock covered by the agreement which become payable if the vesting provisions and/or performance criteria specified in the Incentive Stock Award Agreement are achieved (in the event the Committee decides to establish performance criteria).

          (2) Performance Criteria. Each time the Committee approves the granting of Incentive Stock Awards, it may, but is not obligated to, establish corporate performance goals to be attained by the Company or individual recipients, or both, and the date or dates ("earn-out dates") by which such goals must be achieved for the participant to be entitled to payment of an Incentive Stock Award. Such goals may be subject to subsequent modification by the Committee, as appropriate, based on changes in business conditions. To the extent that a performance goal is either not achieved or is exceeded by the applicable earn-out date or dates specified in the Agreement, the amounts of the Incentive Stock Award to be earned shall be determined by the Committee.

          (3) Disability or Death. No Incentive Stock Award shall be paid for any period after the termination of the individual's employment; provided, however that if an individual's employment is terminated by Disability or death, then the Committee shall determine the extent to which any shares covered by an Incentive Stock Award Agreement, which are not yet payable, shall become payable.

          (4) Form of Payment. The Committee shall have the sole discretion to determine the form in which payment of the Incentive Stock Award shall be made (i.e., in cash, in shares, or in any combination thereof). Instead of distributing the number of shares covered by the Incentive Stock Award Agreement as of the applicable earn-out date, the Committee may distribute the cash equivalent determined on the basis of the Fair Market Value of a share at such earn-out date for all or a portion of such shares.

16. USE OF PROCEEDS

     The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

17. REQUIREMENTS OF LAW

     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option or SAR, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Company shall not be required to sell or issue such shares unless the Committee has receive evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR shall not be exercisable unless and until the shares of Stock covered by such Option or SAR are registered or are subject to an available exemption from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18. AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options or SARs have not been granted. However, any amendment by the Committee shall require the approval by the holders of a majority of the voting power of the Company's Class A and Class B Common Stock, present in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company, to the extent that such shareholder approval is required by Rule 16b-3 of the Securities and Exchange Commission, or is required under Section 162(m) of the Code, or is otherwise required by the Code in order to preserve the status of Options as Incentive Stock Options. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option or SAR, alter or impair rights or obligations under any Option or SAR theretofore granted under the Plan.

19. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Changes in Stock. If the outstanding shares of the class for which an Option or SAR has been granted are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Award immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     (b) Reorganization in Which the Company is the Surviving
Corporation. Subject to Subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of the applicable class of Stock subject to such

Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Company is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Committee which results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Awards theretofore granted, or for the substitution for such Awards of new options or stock appreciation rights covering the stock of a successor entity, or parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Award (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above and except as otherwise specifically provided in the agreement relating to such Award), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, shall have the right to exercise such Option or SAR in whole or in part, whether or not such Option or SAR was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to
Section 10(b) above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Company gives notice thereof to its shareholders.

     (d) Adjustments. Adjustments under this Section 19 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or change of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20. DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Award granted or agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary.

21. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                 CLASS A PROXY

                      DAIRY MART CONVENIENCE STORES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 25, 1998

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Frank W. Barrett, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class A Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 25th day of June, 1998 at 10:00 a.m.
(eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS A PROXY

                                 JUNE 25, 1998




                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

 ____
|    | PLEASE MARK YOUR                                                  |
| X  | VOTES AS IN THIS                                                  |
|____| EXAMPLE.                                                          |_____




                 FOR   WITHHELD                                                              FOR    AGAINST   ABSTAIN
                 ____    ____                                                                ____     ____      ____
1. Election of  |    |  |    |         NOMINEES:                     2. Amendment to the    |    |   |    |    |    |
   Directors    |    |  |    |            Thomas W. Janes               Company's 1995      |    |   |    |    |    |
                |____|  |____|            Albert T. Adams               Stock Option Plan.  |____|   |____|    |____|

                                                                     3. In their discretion such other matters as may properly
                                                                        come before the meeting.


For, except vote withheld from the                                     UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
following nominees (To withhold                                     REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF
authority for any individual nominee                                THE NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S
write that nominee's name in the space                              1995 STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXIES
provided below.)                                                    AS TO OTHER MATTERS.

_____________________________




SIGNATURE(S)________________________________________________ DATE:_____________

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If partnership, please sign in partnership name by an authorized person.

                                 CLASS B PROXY

                      DAIRY MART CONVENIENCE STORES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 25, 1998

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Frank W. Barrett, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class B Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 25th day of June, 1998 at 10:00 a.m.
(eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS B PROXY

                                 JUNE 25, 1998





                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

 ____
|    | PLEASE MARK YOUR                                                  |
| X  | VOTES AS IN THIS                                                  |
|____| EXAMPLE.                                                          |_____




                 FOR   WITHHELD                                                               FOR    AGAINST   ABSTAIN
                 ____    ____                                                                 ____     ____      ____
1. Election of  |    |  |    |         NOMINEES:                      2. Amendment to the    |    |   |    |    |    |
   Directors    |    |  |    |         Frank W. Barrett                  Company's 1995      |    |   |    |    |    |
                |____|  |____|         J. Kermit Birchfield, Jr.         Stock Option Plan.  |____|   |____|    |____|
                                       John W. Everets, Jr.
                                       Gregory G. Landry              3. In their discretion such other matters as may properly
                                       Robert B. Stein, Jr.              come before the meeting.
For, except vote withheld from the
following nominees (To withhold                                          UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
authority for any individual nominee                                  REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF
write that nominee's name in the space                                THE NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S
provided below.)                                                      1995 STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXIES
                                                                      AS TO OTHER MATTERS.
_________________________



SIGNATURE(S)________________________________________________ DATE:_____________

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If partnership, please sign in partnership name by an authorized person.